Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed registration statements on Form S-3 (Nos. 33-65777, 33-65772 and 333-32731) and the registration statements on Form S-8 (Nos. 33-54881, 333-40717, 333-37533, 333-13475, 333-65373, 333-55747, 333-83223, and 333-45518).





                                            /s/ ARTHUR ANDERSEN LLP
                                            -----------------------
                                                ARTHUR ANDERSEN LLP


Dallas, Texas,
     March 27, 2001